SCHEDULE II

INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MICROTEST INC

                    GABELLI SECURITIES, INC.
                                 7/23/01           42,900-            8.1500
                    GAMCO INVESTORS, INC.
                                 7/23/01           18,000-            8.1500
                    GABELLI ASSOCIATES LTD
                                 7/23/01          280,962-            8.1500
                                 7/19/01            2,600             8.1200
                    GABELLI FUND, LDC
                                 7/23/01            6,000-            8.1500
                    GABELLI ASSOCIATES FUND
                                 7/23/01          255,315-            8.1500
                                 7/19/01            7,725             8.1200
                    GABELLI FUNDS, LLC
                         GABELLI MATHERS FUND
                                 7/23/01            1,000-            8.1500


(1)	THE TRANSACTIONS ON 7/23/01 WERE IN CONNECTION WITH THE CASH TENDER OFFER
DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.